EXHIBIT 5
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January 20, 2000

The B.F. Goodrich Company
3 Coliseum Centre
2550 West Tyvola Road
Charlotte, North Carolina 28217


Ladies and Gentlemen:

         This opinion is being provided by the undersigned, as Senior Vice President, General Counsel and Secretary of The B.F. Goodrich Company (the "Company"). In such capacity I, or attorneys under my supervision, have represented the Company in connection with the filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 relating to: (i) debt securities ("Debt Securities"), which will be unsecured, unsubordinated indebtedness of the Company; (ii) shares of the Company's preferred stock (collectively, "Preferred Stock") which may be convertible into shares of common stock, $5 par value per share, of the Company ("Common Stock"); and (x) Common Stock. The Debt Securities, shares of Preferred Stock and shares of Common Stock are collectively referred to herein as the "Offered Securities".

         The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the Prospectus. The Debt Securities will be issued under an Indenture dated as of May 1, 1991 (the "Indenture") between the Company and Harris Trust and Savings Bank, as trustee. The Indenture is filed as an exhibit to the Registration Statement.

         In rendering the opinions set forth below, I or attorneys under my supervision have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including without limitation, the Registration Statement and the Indenture.

         Based upon and subject to the foregoing and after examination of such matters of law as I have deemed applicable or relevant to this opinion, I am of the opinion that:

                  1. Upon (i) the  effectiveness of the Registration  Statement,
         (ii) the establishment of the terms of the Debt Securities in conformity with the resolutions of the Company's Board of Directors (the "Authorizing Resolutions") and (iii) the issuance, authentication and delivery of the Debt Securities in accordance with the provisions of the applicable Indenture against payment therefor, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, fraudulent transfer or conveyance, reorganization, receivership and other similar laws now or hereafter in effect relating to the rights of creditors generally, and subject to general principles of equity (whether applied in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

                  2. Upon (i) the  effectiveness of the Registration  Statement,
         (ii) the designation of the express terms of the class and series of Preferred Stock (the "Offered Preferred Stock") by the Company's Board of Directors and thereafter upon proper filing with the Secretary of State of the State of New York of an amendment to the Company's Certificate of Incorporation setting forth the express terms of the Offered Preferred Stock and (iii) the issuance and sale of the Offered Preferred Stock as contemplated in the Registration Statement and in accordance with its terms, the shares of Offered Preferred Stock will be legally issued, fully paid and nonassessable.

                  3. Upon (i) the  effectiveness of the Registration  Statement,
         (ii) approval by the Financial Policy Committee of the Company's Board of Directors of the issuance and sale of the Common Stock and (iii) the issuance and sale of the Common Stock as contemplated in the
         Registration Statement and in accordance with its terms and, if applicable, the terms of the Preferred Stock which are convertible into such shares of Common Stock, the shares of Common Stock will be legally issued, fully paid and nonassessable.

         I am a member of the Bar of the State of Ohio and, accordingly, I express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio, the federal laws of the United States of America and the applicable provisions of the New York Business Corporation Law. I hereby consent to (i) the use and filing of this opinion as an exhibit to the Registration
Statement and to the reference to this opinion under the heading "Legal Opinions" in any prospectus filed in connection with the Registration Statement and (ii) the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.

                                Very truly yours,


                                By: /s/ Terrence G. Linnert
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                                    Terrence G. Linnert
                                    Senior Vice President, General Counsel
                                    and Secretary